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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2002

THOMAS GROUP, INC.
(Exact name of registrant as specified in its charter)

        Commission File Number 0-22010

Delaware (State or other jurisdiction of incorporation)	72-0843540 (IRS Employer Identification No.)
5221 N. O'Connor Boulevard, Suite 500 Irving, Texas (Address of principal executive offices)	75039 (Zip Code)

Registrant's telephone number, including area code: (972) 869-3400

Former name or former address, if changed since last report:

N/A

Item 1. Changes in Control of the Registrant

        This Amendment No. 1 to Form 8-K amends the Form 8-K filed with the Securities and Exchange Commission (the "SEC") on October 3, 2002, which Form 8-K reported a potential change in control of Thomas Group, Inc. (the "Company"), resulting from certain financing transactions pursuant to which General John T. Chain, Jr. ("General Chain") agreed to loan the Company, out of personal funds, $2.0 million, in the form of 6% subordinated, convertible debt. Pursuant to a restructuring of those financing transactions, as approved by the Company's board of directors (the "Board") and a special committee thereof (the "Special Committee") and as described herein (the "New Transactions"), the Company will not experience a potential change in control as a result of the New Transactions.

        Pursuant to the original Note and Warrant Purchase Agreement, dated September 20, 2002, by and between General Chain and the Company, General Chain agreed to provide a total of $2.0 million in loans to the Company in exchange for two notes, each in an aggregate principal amount of $1.0 million, and a warrant exercisable for 869,798 shares of common stock. The initial note was issued to General Chain on September 20, 2002 and the second note was to be issued to General Chain on or before October 31, 2002. On October 1, 2002, Mr. Edward P. Evans ("Mr. Evans"), a stockholder of the Company, contacted General Chain to discuss the possibility of an investment in the Company and, upon signing a confidentiality agreement, was provided with information on the Company to help him evaluate such an investment. On October 12, 2002, each of the Special Committee and the Board, with General Chain abstaining, unanimously approved the transactions proposed by Mr. Evans. On October 17, 2002 the Company, General Chain and Mr. Evans executed final documents.

        Pursuant to the terms of the Amended and Restated Note and Warrant Purchase Agreement, dated October 17, 2002, by and among General Chain, Mr. Evans and the Company (the "Amended Agreement"), Mr. Evans will instead make, out of personal funds, the second loan in an amount of $1.0 million on or before October 29, 2002, on terms and conditions substantially identical to those of the loan made by General Chain on September 20, 2002, and Mr. Evans will be issued the second note (together with the September 20, 2002 note issued to General Chain, the "Notes," and each, a "Note") and a warrant for 434,899 shares of common stock. General Chain's warrant has been amended and restated to be exercisable for 434,899 shares of common stock. No other terms or conditions of the Warrants have been changed. The term "Warrant," as used herein, means the warrant issued to General Chain and the warrant issued to Mr. Evans, or both, as the context requires.

        The Notes provide that each Note is convertible into common stock of the Company only if the stockholders of the Company approve the conversion of the Notes (the "Conversion") at the Company's Annual Meeting of Stockholders, which has been rescheduled for November 11, 2002. If the stockholders approve the Conversion at the Annual Meeting, each Note will be automatically converted into shares of common stock of the Company, at a conversion rate of $0.375 per share. The conversion price represents a 25% premium over the average trading price of the Company's common stock for the 30 days prior to August 27, 2002, the date that the Company's common stock was delisted from NASDAQ. That average trading price was $0.30. If the stockholders do not approve the Conversion at the Annual Meeting, the Notes will not be converted into common stock, interest on the Notes will increase to 18% and the Notes will mature on December 31, 2002. However, pursuant to the subordination agreements described in Item 5, below, even though the Notes will be due on December 31, 2002, if the stockholders do not approve the Conversion, the Notes are subordinated in right of payment to the Company's indebtedness to the senior lender and, neither General Chain nor Mr. Evans may demand or receive any discharge or release of the Company's obligations under the Notes.

        If the Conversion is approved at the Annual Meeting, the Notes will automatically convert to common stock. General Chain will hold approximately 29.31% of the Company's outstanding common stock and Mr. Evans will hold approximately 32.98% of the Company's outstanding common stock. If General Chain and Mr. Evans each exercise their Warrant, they could each own an additional 7.5% of the common stock (based on the fully-diluted ownership of the Company as of September 20, 2002), or a total of approximately 30% and 33%, respectively, of the Company's outstanding common stock. In addition, for so long as General Chain holds at least 15% of the Company's outstanding common stock he will have the right to designate two members of the Board and for so long as Mr. Evans holds at least 15% of the Company's outstanding common stock, he will have a right to designate one member of the Board.

        As part of the New Transactions, the Company has agreed to grant Mr. Evans registration rights identical to those granted to General Chain, as previously reported on the Company's Form 8-K filed with the SEC on October 3, 2002. Also, pursuant to the Amended Agreement, Mr. Evans will receive the same indemnification rights as General Chain. If the Board accepts an alternate investment proposal, the Company has agreed to pay each of General Chain and Mr. Evans a "break-up fee" in the amount of $50,000, and will reimburse each of General Chain and Mr. Evans for their reasonable expenses incurred in connection with the New Transactions. General Chain waived his right to a break-up fee with respect to the investment by Mr. Evans.

        As originally reported, had General Chain and the Company completed the transactions as originally agreed upon, General Chain would have owned between 57% to 61% of the Company's outstanding common stock and would have effectively controlled matters upon which the stockholders of the Company are entitled to vote. Consequently, the original transactions were reported under Item 1 of Form 8-K as constituting a potential change in control of the Company. However, because of the changes made pursuant to the Amended Agreement, neither General Chain nor Mr. Evans will be able to control the outcome of any stockholder vote and their respective ownership interests after the Conversion, if approved by the stockholders, will not constitute a change in control of the Company.

Item 5. Other Events and Regulation FD Disclosure

Second Amendment to the Company's Rights Agreement

        The Company has a rights plan (the "Plan") in place, pursuant to which, if certain persons acquire more than 15% of the outstanding common stock of the Company, the Company's stockholders may exercise a "right" to purchase shares of additional shares of common stock. If the 15% threshold is crossed, the rights are triggered and each stockholder may purchase $200 in value of common stock for $100. The effect of the Plan is to give the Board the opportunity to negotiate with potential third party acquirers in the event that an attempt is made to take over the Company. The Company previously amended the Plan to exempt the transactions with General Chain from triggering the rights.

        Because the issuance of common stock to Mr. Evans under his Warrant or his Note (subject to stockholder approval) would also trigger the rights, the Board approved a second amendment to the Rights Agreement governing the Plan, to exempt the New Transactions from the Plan. The second amendment to the Rights Agreement was adopted on October 17, 2002.

Subordination Agreements

        The Company's senior lender, in addition to consenting to the New Transactions, agreed to forbear exercising any of its rights and remedies with respect to any defaults under the senior loan documents through November 30, 2002, and waived defaults under the loan agreements through September 20, 2002. In addition, the Company and the senior lender have entered into a subordination agreement with Mr. Evans and, as previously reported, had entered into a subordination agreement with General Chain, pursuant to which the obligations of the Company to Mr. Evans and General Chain are subordinated to the Company's indebtedness to the senior lender. The Company may, however make regularly scheduled payments of principal and interest on the Notes evidencing the debt to General Chain and Mr. Evans.

Item 7. Exhibits

        The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

99.1	Amended and Restated Note and Warrant Purchase Agreement, dated October 17, 2002, by and between the Company, Mr. Evans and General Chain.
99.2	Form of 6% Subordinated Convertible Promissory Note to be issued to Mr. Evans in the principal amount of $1,000,000.
99.3	Form of Warrant to Purchase Common Stock to be issued to Mr. Evans.
99.4	Form of Registration Rights Agreement by and between the Company and Mr. Evans.
99.5	Form of Subordination Agreement by and among the Company, Mr. Evans and Comerica Bank—Texas.
99.6	Forbearance Letter, dated October 17, 2002.
99.7	Second Amendment to Rights Agreement, dated October 17, 2002, between the Company and Computershare Trust Company, as rights agent.
99.8	Waiver and Consent Agreement, dated October 17, 2002, by and among Mr. Evans, General Chain and the Company.
99.9	Amended and Restated Warrant, dated October 17, 2002, issued to General Chain.
99.10	Press Release issued by the Registrant on October 17, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC. (Registrant)
Date: October 22, 2002	By:	/s/ JAMES T. TAYLOR
	Name:	James T. Taylor
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.1	Amended and Restated Note and Warrant Purchase Agreement, dated October 17, 2002, by and between the Company, Mr. Evans and General Chain.
99.2	Form of 6% Subordinated Convertible Promissory Note to be issued to Mr. Evans in the principal amount of $1,000,000.
99.3	Form of Warrant to Purchase Common Stock to be issued to Mr. Evans.
99.4	Form of Registration Rights Agreement by and between the Company and Mr. Evans.
99.5	Form of Subordination Agreement by and among the Company, Mr. Evans and Comerica Bank—Texas.
99.6	Forbearance Letter, dated October 17, 2002.
99.7	Second Amendment to Rights Agreement, dated October 17, 2002, between the Company and Computershare Trust Company, as rights agent.
99.8	Waiver and Consent Agreement, dated October 17, 2002, by and among Mr. Evans, General Chain and the Company.
99.9	Amended and Restated Warrant, dated October 17, 2002, issued to General Chain.
99.10	Press Release issued by the Registrant on October 17, 2002.

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  Item 1. Changes in Control of the Registrant
  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Exhibits
SIGNATURES
INDEX TO EXHIBITS